Exhibit 4.1

Class A Preferred Shares Purchase Agreement

THE SECURITIES BEING OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THE SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT. INVESTMENT IN THE SECURITIES OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK AND IMMEDIATE SUBSTANTIAL DILUTION.

THE OFFERING IS BEING MADE TO “ACCREDITED INVESTORS,” AS SUCH TERM IS DEFINED IN REGULATION D UNDER THE SECURITIES ACT. THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OR THE SECURITIES LAW OF ANY STATE OR OTHER JURISDICTION AND WILL ONLY BE OFFERED AND SOLD IN RELIANCE ON AVAILABLE EXEMPTIONS THEREFROM. THE SECURITIES OFFERED HEREBY HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, OR EQUIVALENT AUTHORITIES OF ANY OTHER JURISDICTION, NOR HAVE ANY SUCH AUTHORITIES PASSED UPON, CONFIRMED, OR ENDORSED THE MERITS OF THE OFFERING, OR THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PicoCELA Inc. (hereinafter referred to as “the Company” or “PCLA”), a joint-stock corporation with limited liability incorporated in Japan, with its principal office at 2-34-5 Nihonbashi-Nigyocho, Chuo-ku, Tokyo 103-0013 Japan, and with its American Depositary Shares (hereinafter referred to as “ADS”), each representing one common share of the Company (each, a “Common Share”), listed on Nasdaq Capital Market (ticker: PCLA), and About Investment Pte. Ltd (hereinafter referred to as “About” or the “Purchaser”), a company incorporated in Singapore, with its office at 68 Circular Road #02-01 Singapore 049422, hereby enter into this Class A Preferred Shares Purchase Agreement (hereinafter referred to as this “Agreement”) based on the Companies Act of Japan (the “Companies Act”), the shareholders’ resolution regarding the Issuance of Class A Preferred Shares by Third-Party Allotment at the Extraordinary General Meetings of Shareholders on April 30, 2026 and on June 18, 2026 (hereinafter, collectively, referred to as the “EGMs”), and Chapter 2 Stock (Total Authorized Shares) Article 6, Chapter 3 Class A Preferred Shares, Article 14, 15, 16, 17 and 18 of the Articles of Incorporation, as amended at the EGMs.

Article 1 (Securities To Be Issued)

The details of securities to be issued are as follows.

(1)	Type of Shares:	Class A Preferred Shares of PCLA (“Preferred Shares”)

(2)	Number of Shares Allotted:	20,000,000 Preferred Shares (the “About Preferred Shares”)

(3)	Method of Allotment:	New share issuance to About

(4)	Voting Rights as stipulated in the Articles of Incorporation:	Each Preferred Share shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the shareholders. The Company shall use its reasonable best efforts to obtain such shareholder approval at such shareholder meeting and, upon receipt of such approval, to take all actions necessary or desirable to give full force and effect to the voting rights set forth herein.

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(5)	Right to Request Conversion to Common Shares as stipulated in the Articles of Incorporation:	A holder of Preferred Shares (a “Preferred Shareholder”) may, at any time at its sole discretion, request the Company to deliver Common Shares of the Company in exchange for Preferred Shares held by such Preferred Shareholder (hereinafter referred to as a “Conversion”), subject to the following conditions:

(i) One Preferred Share shall be converted into one Common Share, which can be represented by one ADS, subject to the deposit of any such Common Share(s) with the Company’s depositary and, subject to any consolidation or any other reclassification of such Common Shares or a recapitalization as set forth in Section (5)(ii). However, if the price of a Common Share, or the price of an ADS equivalent to the price of Common Share, falls to $0.50 or less per share for 20 consecutive trading days, each Preferred Share shall be converted into two Common Shares, represented by two ADSs.

(ii) Notwithstanding the foregoing, the number of Common Shares upon Conversion is subject to the following adjustment if any events listed below occur after the issuance of Preferred Shares:

If the Company conducts a stock split, reverse stock split, or issuance through a shareholder allotment (hereinafter referred to as a “Stock Split, etc.”), the number of Common Shares upon Conversion shall be adjusted using the following formula:

Number of Common Shares to be Delivered After Adjustment = Number of Common Shares to be Delivered Before Adjustment × Ratio of Stock Split, etc.

(6)	Issue Price Per Preferred Share:	US$0.25 per Preferred Share

(7)	Total Purchase Price:	US$5,000,000.

(8)	Payment Period:	Payment in full shall be due on the date on which About has completed to its satisfaction, in its sole discretion, customary business, legal, financial and other due diligence with respect to the Company (which date shall be no earlier than June 18, 2026).

(9)	Governing Laws and Regulations on the Issuance of Preferred Shares	The Preferred Shares shall be issued in Japan according to the Companies Act, and subject to the U.S. federal securities regulations where applicable.

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Article 2 (Other Conditions)

(1)	Net Proceeds	About pays the Company net proceeds after deducting and paying the Company’s advisory fees and expenses payable to the Company’s advisor, Univest Securities LLC based on the Company’s payment instruction to About. In addition, About deducts its bank fees for wiring proceeds to the Company.

(2)	Closing procedures	Upon the Company’s receipt of the net proceeds in full, the About Preferred Shares shall be issued within one business day. Upon the issuance, the Company’s registered shareholder registry administrator shall issue and deliver a certificate to About certifying that About holds 20,000,000 Preferred Shares as of the issuance day. The issuance of all of the About Preferred Shares after receipt of payment therefor is called the “Closing.”

(3)	Pre-Closing approval from the Bank of Japan on About’s acquisition of Preferred Shares under Article 27 of the Foreign Exchange and Foreign Trade Act (hereinafter referred to as “FEFTA”) in Japan	The Company agrees to pay fees and expenses of About’s Japanese attorney to obtain pre-closing approval on About’s acquisition of About Preferred Shares from Bank of Japan.

(4)	Equity Share Issuance after About’s purchase of the Preferred Shares:	After the Closing, the Company and its board of directors (the “Board”), which includes Lim Kien Leong and Jang Han Rey Foo, who become directors on the Board upon the Closing, shall not issue any equity, equity derivatives, equity convertible instruments, or equity compensation for directors and employees (the “Japanese Equity Securities”) without About’s prior consent on such issuance of the Japanese Equity Securities until the Company amends its Articles of Incorporation to require shareholders meeting to issue the Japanese Equity Securities.

(5)	Covenants:	(i) Under the Companies Act, as a shareholder, About shall have the right to propose to the Company’s shareholders meeting the election of directors to the board of directors of the Company;

(ii) the Board shall not propose to the shareholders meeting to adjust the size of the Board without About’s prior consent;

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(iii) the Company shall file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement on Form F-1 covering only the resale of ADSs representing Common Shares issued upon the Conversion of About Preferred Shares within a reasonable period of time agreed upon in good faith by the Company and About (the About Preferred Shares, the Common Shares issued upon the Conversion of About Preferred Share, and the ADSs representing such Common Shares are collectively hereinafter referred to as “Securities”);

(iv) During the period when About holds more than 50% of voting shares, the Company shall not issue any new Common Shares, ADSs, Preferred Shares, securities of any kind of the Company without About’s prior consent, except for conversion issuance of ADSs of the common shares issued before the Closing;

(v) During the period when About holds more than 50% of voting shares, the Board shall elect a director designated by About to be a representative director that is duly authorized to execute agreements on behalf of the Company under the Companies Act. Such representative director shall be the sole representative to sign on behalf of the Company; and

(vi) During the period when About holds more than 50% of voting shares, except for Ordinary Course of Operations, the Company shall not, without About’s prior written consent, directly or indirectly sell, transfer, assign, license, pledge, encumber, dispose of, or otherwise convey any of its assets, intellectual property, cash, or other property, whether tangible or intangible worth more than $250,000.

(vii) The (5) (iv), (v) and (vi) above terminate when About holding of voting shares become below 50%.

Articles 3 (Jurisdiction)

This Agreement shall be governed by and construed in accordance with the laws of Japan. Any disputes arising from this Agreement shall be subject to the exclusive jurisdiction of the Tokyo District Court as the court of first instance.

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Article 4 (Representation and Warranties of the Purchaser)

The Purchaser hereby represents and warrants to the Company as follows:

1.	Organization; Authority. The Purchaser is duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by the Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.	Accredited Investor. The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D and has executed and delivered to the Company a questionnaire in substantially the form attached hereto as Exhibit A (the “Purchaser Questionnaire”), which the Purchaser represents and warrants is true, correct and complete.

The Purchaser understands that (a) the Securities have not been registered under the Securities Act; (b) the Securities will be issued on the basis of the statutory exemption provided by Regulation D promulgated under the Securities Act relating to transactions by an issuer not involving any public offering and under similar exemptions under certain state securities laws; (c) the Securities are “restricted securities” under applicable U.S. federal securities laws and must continue to be held by the Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration; (d) this transaction has not been reviewed by, passed on or submitted to any U.S. federal or state agency or self-regulatory organization where an exemption is being relied upon; and (e) the Company’s reliance on such exemption is based in part upon the representations made by the Purchaser in this Agreement. The Purchaser acknowledges that it has been informed by the Company of, or is otherwise familiar with, the nature of the limitations imposed by the Securities Act and the rules and regulations thereunder on the transfer of Securities.

3.	Purchase Entirely for Own Account. The Securities to be received by the Purchaser hereunder will be acquired for such Purchaser’s own account, not as nominee or agent, for the purpose of investment and not with a view to the resale or distribution of any part thereof in violation of the Securities Act, and such Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the Securities Act, without prejudice, however, to such Purchaser’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable U.S. federal and state securities laws. The Securities are being purchased by such Purchaser in the ordinary course of its business. Nothing contained herein shall be deemed to be a representation or warranty by such Purchaser to hold the Securities for any period of time. The Purchaser is not a broker-dealer registered with the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”), or an entity engaged in a business that would require it to be so registered.

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4.	Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Securities. The Purchaser, either alone or together with its representatives, has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby, and has so evaluated the merits and risks of such investment.

5.	Disclosure of Information. The Purchaser has had an opportunity to receive, review and understand all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities , and has conducted and completed its own independent due diligence. The Purchaser acknowledges that copies of all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the one-year period preceding the date hereof are available on the EDGAR system. Based on the information the Purchaser has deemed appropriate, it has independently (or together with its investment adviser) made its own analysis and decision to enter into this Agreement. The Purchaser is relying exclusively on its own investment analysis and due diligence (including professional advice it deems appropriate) with respect to the execution, delivery and performance of this Agreement, the Securities and the business, condition (financial and otherwise), management, operations, properties and prospects of the Company, including, but not limited to, all business, legal, regulatory, accounting, credit and tax matters. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, limit or otherwise affect such Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement.

6.	Legend. The Purchaser understands that, until such time as the Securities are converted into Securities that have been registered under the Securities Act or otherwise may be sold pursuant to Rule 144 of the Securities Act, the Securities will bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

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“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (THE “SECURITIES”) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR THE COMPANY SHALL HAVE RECEIVED AN OPINION OF COUNSEL THAT REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT AND UNDER THE PROVISIONS OF APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED.”

The legend set forth above shall be removed, unless otherwise required by applicable state securities laws, if (a) such Securities are registered for sale under an effective registration statement filed under the Securities Act, (b) the Purchaser provides the Company with an opinion of counsel, in form, substance, and scope customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Securities may be made without registration under the Securities Act, which opinion shall be acceptable to the Company so that the sale or transfer is effected, or (c) the Purchaser timely provides the Company customary representations and other documentation reasonably acceptable to the Company to ensure that the Securities can be sold pursuant to Rule 144 of the Securities Act. The Purchaser agrees to sell all Securities in compliance with applicable prospectus delivery requirements, if any.

7.	Transfer Restrictions. The Purchaser agrees that it will sell, transfer or otherwise dispose of the Securities only in compliance with all applicable U.S. federal and state securities laws and that any Securities sold by the Purchaser pursuant to an effective registration statement will be sold in compliance with the plan of distribution set forth therein.

8.	General Solicitation. The Purchaser is not purchasing the Preferred Shares as a result of any advertisement, article, notice or other communication regarding the Preferred Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presentation at any seminar or, to the knowledge of the Purchaser, any other general solicitation or general advertisement.

9.	Confidentiality. Other than to other persons that are a party to this Agreement or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). The Purchaser shall not be in possession of any material non-public information concerning the Company.

Article 5 (Representation and Warranties of the Company)

The Company represents and warrants:

-	The Summary Shareholders’ List as of May 31, 2026 attached hereto as EXHIBIT B is correct and accurate.

-	Under the Deposit Agreement among the Company, Citibank, N.A., as depositary, and the beneficial owners and holders of ADSs issued thereunder, as of the date of this Agreement, one (1) Common Share is convertible to one (1) ADS. Any deposit of Common Shares and issuance of ADS in lieu of Common Shares needs to be conducted according to the Securities Act and federal and state rules and regulations.

(Signature and Seal Page Continues on Next Page)

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In witness whereof, this Agreement has been executed in duplicate, and PCLA and About shall each retain one copy after signing or affixing their seal.

For the avoidance of doubt, this Agreement amends and restates in its entirety that certain Class A Preferred Share Purchase Agreement dated May 31, 2026 (the “Original Agreement”), by and between the Company and About, which Original Agreement shall have no further force and effect. In witness whereof, this Agreement has been executed in duplicate, and PCLA and About shall each retain one copy after signing or affixing their seal.

Date of Agreement: July14, 2026

PCLA:	PicoCELA Inc.
SANOS Nihonbashi 4F, 2-34-5 Nihonbashi Ningyocho, Chuo-ku, Tokyo Japan

(Signature/Seal)

/s/ Hiroshi Furukawa
	Chairman and Representative Director	Hiroshi Furukawa

About:	About Investment Pte. Ltd.
68 Circular Road #02-01 Singapore 049422

(Signature)

/s/ Jiaming Li
	(Title)	Jiaming Li

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EXHIBIT A

FORM OF ACCREDITED INVESTOR QUESTIONNAIRE

The purpose of this Questionnaire is to determine whether you are an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in connection with your acquisition of securities (“Investment”) from PicoCELA Inc. (the “Issuer”).

Your answers to the questions contained herein must be true and correct in all respects, and a false representation by you may constitute a violation of law. All information supplied will be treated in strict confidence. This Questionnaire may be provided to such parties as deemed appropriate by the Issuer to establish the availability of an exemption from registration under the Act and under state securities laws.

A.	GENERAL INFORMATION

PLEASE ANSWER EACH QUESTION. (Please print or type.) If the answer to any question is “None” or “Not Applicable,” please so state.

1.	Name:

2.	Address:
Number and street (no P.O. boxes)

City, state and zip code

3.	Telephone:		Home_______________ Work _______________

4.	Fax (if any):		Home_______________ Work _______________

5.	Email address:

6.	Send mail to: (check one):		______Home _________Office

		Other: (address)	_____________________________________________
_____________________________________________

7.	Social Security Number (or, if entity, EIN):

8.	Date of Birth:

9.	Account Registration Type (check one):

	☐ Individual Account		If entity, ensure full name of entity is properly given above in item 1.
☐ Joint Account
☐ Individual Retirement Account
☐ Corporation/Partnership/Other
☐ Trust

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B.	ACCREDITED INVESTOR QUALIFICATION

1.	QUESTIONNAIRE FOR INDIVIDUALS

☐	The undersigned certifies that he or she is an “accredited investor” as that term is defined in Rule 501(a) under the Act by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

______	(a) an individual with a net worth, or a joint net worth together with his or her spouse (or spousal equivalent), in excess of $1,000,000. (In calculating net worth, you may include equity in personal property and real estate (however, you cannot include your primary residence), cash, short term investments, stock and securities. Equity in personal property and real estate (excluding your primary residence) should be based on the fair market value of such property minus debt secured by such property.)
______	(b) an individual that had an individual income in excess of $200,000 in each of the prior two years and reasonably expects an income in excess of $200,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)
______	(c) an individual that had with his/her spouse (or spousal equivalent) joint income in excess of $300,000 in each of the prior two years and reasonably expects joint income in excess of $300,000 in the current year. (In calculating net income, you may include earned income and other ordinary income, such as interest, dividends and royalties.)
______	(d) a natural person who is a “knowledgeable employee,” as defined in rule 3c-5(a)(4) under the Investment Company Act of 1940 (17 CFR 270.3c-5(a)(4)), of the issuer of the securities being offered or sold where the issuer would be an investment company, as defined in section 3 of such act, but for the exclusion provided by either section 3(c)(1) or section 3(c)(7) of such act.
______	(e) a “family office,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1):

●	With assets under management in excess of $5,000,000,
●	That is not formed for the specific purpose of acquiring the securities offered, and
●	Whose prospective investment is directed by a person who has such knowledge and experience in financial and business matters that such family office is capable of evaluating the merits and risks of the prospective investment.

______	(f) a “family client,” as defined in rule 202(a)(11)(G)-1 under the Investment Advisers Act of 1940 (17 CFR 275.202(a)(11)(G)-1), of a family office meeting the requirements in paragraph (a)(12) of this section and whose prospective investment in the issuer is directed by such family office pursuant to paragraph (a)(12)(iii).
______	(g) a natural person holding in good standing one or more professional certifications or designations or credentials from an accredited educational institution that the SEC has designated as qualifying an individual for accredited investor status.

☐	The undersigned is not an “accredited investor.”

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2.	QUESTIONNAIRE FOR CORPORATIONS, PARTNERSHIPS AND OTHER ENTITIES

☐	The undersigned certifies that it is an “accredited investor” as that term is defined in Rule 501(a) under the Act by virtue of being at least one of the following (CHECK ALL THAT ARE APPLICABLE):

______	(a) an entity, including a revocable trust, in which all of the equity owners (or in the case of a revocable trust the grantors) are “accredited investors” because each equity owner meets one of the criteria set forth in paragraphs (a) through (c) in the Questionnaire for Individuals in Part B.1 of this Questionnaire above or paragraphs (b) through (p) below (if this is the only paragraph checked under this section, each such equity owner must fill out a separate investor questionnaire for individuals or entities, as appropriate);
______	(b) a trust (other than an employee benefit or pension plan) with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring securities in connection with the proposed Investment, whose voting decision with respect to the proposed Investment would be directed by a person who has such knowledge and experience in financial and business matters that he or she is capable of evaluating the merits and risks of the Investment and of the consideration that would be received in the Investment;
______	(c) a partnership, a corporation, or a Massachusetts or similar business trust, not formed for the specific purpose of acquiring securities in the Investment, with total assets in excess of $5,000,000;
______	(d) an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, not formed for the specific purpose of acquiring securities in the proposed Investment, with total assets in excess of $5,000,000;
______	(e) a bank as defined in Section 3(a)(2) of the Act, whether acting in its individual or fiduciary capacity;
______	(f) a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act, whether acting in its individual or fiduciary capacity;
______	(g) a broker dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended;
______	(h) an insurance company as defined in Section 2(13) of the Act;
______	(i) an investment company registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”);
______	(j) a business development company as defined in Section 2(a)(48) of the Investment Company Act;
______	(k) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;
______	(l) a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, with total assets in excess of $5,000,000;
______	(m) an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), if the investment decision to vote in favor of an Investment is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser;
______	(n) an employee benefit plan within the meaning of ERISA with assets in excess of $5,000,000;
(o) a self-directed employee benefit plan within the meaning of ERISA with investment decisions made solely by persons that are “accredited investors” as defined in Rule 501(a) of the Act (if this is the only box checked under this section, each such person must fill out a separate investor questionnaire for individuals or entities, as appropriate); or
______	(p) a private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940.
______	(q) an entity, including Indian tribes, governmental bodies, funds, and entities organized under the laws of foreign countries, that own “investments,” as defined in Rule 2a51-1(b) under the Investment Company Act, in excess of $5,000,000 and that was not formed for the specific purpose of investing in the securities offered.

☐	The entity is not an “accredited investor.”

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C.	REPRESENTATIONS AND SIGNATURE

The undersigned hereby represents that all the information supplied herein is true, correct and complete as of the date hereof. The undersigned understands that the answers to the questions submitted will be relied on by the Issuer in connection with the Investment. The undersigned agrees to notify the Issuer immediately of any change in the foregoing answers.

FOR INDIVIDUALS:	FOR ENTITIES:

Print Name	Print Name

By:
Signature	Signature of Authorized Signatory

Printed Name of Authorized Signatory

Print Title of Authorized Signatory

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EXHIBIT B

Summary Shareholders List as of May 31, 2026

Shareholders list with more than 5% holders disclosed as of 5/31/2026

Shareholder Name	Number of shares held and outstanding	Voting Ownership Share(%)
Citibank N.A.	493,026	5.13%
Hideaki Horikiri (COO)	6,793,333	70.66%
Hiroshi Furukawa (CEO)	1,759,798	18.30%
27 other shareholders	567,648	5.90%
Total	9,613,805	100%

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